Exhibit 3.2

SWK HOLDINGS CORPORATION

AMENDED AND RESTATED
BYLAWS

Article I - STOCKHOLDERS

Section 1.               Annual Meetings.

The annual meeting of stockholders of SWK Holdings Corporation (the “Corporation”), for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.               Special Meetings.

(1)            Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors or the Chairperson of the Board of Directors and shall be called by the Secretary of the Corporation following the Secretary’s receipt of signed written requests to call a meeting from the holders of at least 15% of the voting power (the “Required Percentage”) of the outstanding capital stock of the Corporation (the “Voting Stock”) in accordance with this Section 2 of Article I. Except as otherwise required by law or provided by the terms of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may not be called by any other person or persons.

(2)           A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary, request that the Board of Directors fix a record date. Unless (and in such case, solely to the extent) otherwise provided in the Stockholders’ Agreement between the Corporation, Double Black Diamond Offshore Ltd., and Black Diamond Offshore Ltd., dated as of August 18, 2014, as amended by Amendment No. 1 thereto, dated as of June 27, 2022, as further amended from time to time (the “Stockholders Agreement”), a written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder who is not a Solicited Stockholder, as set forth in Section 2(3) of Article I (the “Record Date Request Required Information”). The Board of Directors may, within 10 days of the Secretary’s receipt of a written request to fix a record date containing all of the applicable Record Date Request Required Information, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not so fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting containing all of the applicable Record Date Request Required Information is received by the Secretary with respect to the proposed business to be conducted at a special meeting.

(3)           Each written request for a special meeting shall include the following: (i) the signature of the stockholder of record signing such request and the date such request was signed, (ii) a brief description of the business desired to be brought before the meeting (including any nominees for election or reelection as directors, if applicable) and the reasons for conducting such business at the meeting, and (iii) for each written request submitted by a person or entity other than a Solicited Stockholder, as to the stockholder signing such request and the beneficial owner (if any) on whose behalf such request is made (each, a “party”):

a.             the name and address of such party;

b.             unless (and in such case, solely to the extent) otherwise provided in the Stockholders Agreement, all of the information required to be disclosed pursuant to clauses a (if applicable), b. and c.(i) through (vi) of Section 7(3) of Article I (which information with respect to c.(ii) through (v) shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the special meeting to disclose such information as of such record date);

c.              a statement whether or not any such party will deliver a proxy statement and form of proxy to holders of, in the case of business other than nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve such business or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by any such party to be sufficient to elect such nominee or nominees and/or intends otherwise to solicit proxies from stockholders in support of such business or nomination (such statement, a “Special Meeting Solicitation Statement”).

For purposes of this Section 2 of Article I, “Solicited Stockholder” means any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A.

A stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting; provided, however, that if any such revocation(s) are received by the Secretary after the Secretary’s receipt of written requests from the holders of the Required Percentage of Voting Stock, and as a result of such revocation(s), there no longer are unrevoked requests from the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting, including whether to cancel the meeting. A business proposal shall not be presented for stockholder action at any special meeting if (i) any stockholder or beneficial owner who has provided a Special Meeting Solicitation Statement with respect to such proposal does not act in accordance with the representations set forth therein or (ii) the business proposal appeared in a written request submitted by a stockholder who did not provide the information required by the preceding clause (3)b. of this Section 2 of Article I in accordance with such clause unless (and in such case, solely to the extent) otherwise provided in the Stockholders Agreement. If none of the stockholders who submitted a request to call a special meeting (or their qualified representatives, as defined in Section 7(4) of Article I) appears at the special meeting to present the business to be brought before such meeting (including any nominations for election or reelection as directors, if applicable) that were specified in the request to call a special meeting, the Corporation need not present the business for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

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(4)           Unless (and in such case, solely to the extent) otherwise provided in the Stockholders Agreement, a special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within 90 days preceding the earliest date of signature on the special meeting request, provided that the removal of directors and the filling of the resulting vacancies shall be considered the same or substantially similar to the election of directors at the preceding annual meeting of stockholders; (iii) the special meeting request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section 2 of Article I.

(5)            The Board of Directors shall determine the place, if any, and fix the date and time, of any special meeting called at the request of one or more stockholders, and the date of such special meeting shall be no more than 90 days after the date on which the Board of Directors fixes the date of the special meeting. The record date or record dates for a special meeting shall be fixed in accordance with Section 213 of the Delaware General Corporation Law (as amended from time to time, the “DGCL”). Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the Required Percentage of Voting Stock; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting.

Section 3.               Notice of Meetings.

(1)           Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation of the Corporation (as amended and/or restated from time to time, the “Certificate”) (including any certificate of designation relating to any series of Preferred Stock) or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(2)           Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

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(3)           So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the Corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

(4)           Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

(5)           An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a 3(e) under the Exchange Act and Section 233 of the DGCL.

Section 4.               Quorum and Adjournment.

(1)           Except as otherwise required by law, the Certificate (including any certificate of designation relating to any series of Preferred Stock) or these Bylaws, at any meeting of stockholders, the holders of a majority of the voting power of all of the shares of capital stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series or series is required, a majority of the voting power of the outstanding shares of such class or classes or series or series, present in person or by represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

(2)           To the fullest extent permitted by law, when a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which the stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Article 1, Section 3 of these Bylaws; provided, however, that if the adjournment is for more than 30 days then notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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Section 5.               Conduct of Meetings.

All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairperson of such meeting shall determine. Such rules or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of such meeting, may include without limitation the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, and (e) limitations on the time, if any, allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Board of Directors or the chairperson of the meeting may adjourn or recess the meeting. Voting at meetings of stockholders need not be by written ballot.

The chairperson of any annual or special meeting of stockholders shall be either the Chairperson of the Board of Directors or, in his or her absence, another person designated by the Board of Directors. The Secretary, or in the absence of the Secretary, a person designated by the chairperson of the meeting, shall act as secretary of the meeting.

Section 6.               Proxies and Voting.

At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

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Except as otherwise required by any certificate of designations relating to any series of Preferred Stock, all elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, the Certificate (including any certificate of designations relating to any series of Preferred Stock) or the rules of any stock exchange upon which the Corporation’s securities are listed, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 7.               Notice of Stockholder Business and Nominations.

(1)            Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 7 of Article I. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to bring nominations or business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.

(2)            For nominations or business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of Section 7(1) of Article I, (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (b) any such business must be a proper matter for stockholder action under applicable law, and (c) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by this Section 7 of Article I. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 7(2) of Article I, in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The number of nominees a Record Stockholder may nominate for election at the annual meeting (or in the case of a Record Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Record Stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Notwithstanding anything in this Section 7(2) of Article I to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with this Section 7(2) of Article I, a Record Stockholder’s notice required by this Section 7 of Article 1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or the postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described herein.

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(3)           Unless (and in such case, solely to the extent) otherwise provided in the Stockholders Agreement, such Record Stockholder’s notice shall set forth:

a.             if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act; (ii) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election, (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (x) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or (y) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation and (D) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and (iii) all questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines), in each case, which questionnaires and forms shall be provided by the Corporation within 10 days following a request from a Record Stockholder, fully completed by such person(s) standing for election or reelection;

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b.             as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest (including a substantial interest, within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

c.             as to the Record Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and if such Record Stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (each of the foregoing, a “party”) (i) the name and address of each such party; (ii) the class, series and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party (which information set forth in this clause shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such ownership as of such record date); (iii) a description of any agreement, arrangement, understanding or relationship (including the identities of the parties thereto) with respect to the nomination or business between or among any such party and any other person, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such agreement, arrangement, understanding or relationship as of such record date); (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Record Stockholder’s notice by, or on behalf of, such Record Stockholder or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Record Stockholder and such beneficial owner, with respect to shares of stock of the Corporation (which information set forth in this clause shall be supplemented by such party, not later than 10 days after the record date for determining the stockholders entitled to notice of the stockholder meeting, to disclose such agreement, arrangement or understanding as of such record date); (v) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (which information set forth in this clause shall be supplemented by such party, not later than 10 days after the record date for determining the stockholders entitled to notice of the stockholder meeting, to disclose such further information as of such record date); (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting; and (vii) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or the beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and/or intends otherwise to solicit proxies from stockholders in support of such proposal or nomination (such statement, a “Solicitation Statement”).

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(4)           Except as otherwise required by law, only persons nominated in accordance with the procedures set forth in this Section 7 of Article I shall be eligible to serve as directors at an annual meeting of stockholders and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 7 of Article I. The chairperson of the meeting shall have the power to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in Section 7 of Article 1 (including whether all requirements to provide information have been satisfied and whether a Record Stockholder or beneficial owner solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such Record Stockholder’s representation as required by Section 7(3)c.(vii) of Article I), and, unless otherwise required by law or otherwise determined by the chairperson of the meeting or the Board of Directors, if any proposed nomination or business is not in compliance with the procedures set forth in Section 7 of Article I, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding the provisions of this Section 7 of Article I, unless otherwise required by law, or otherwise determined by the chairperson of the meeting or the Board of Directors, if the Record Stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. To be considered a “qualified representative” of a stockholder pursuant to the preceding sentence or Section 2(3) of Article I, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a written statement executed by such stockholder (or a reliable reproduction of such statement) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than 5 days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(5)           Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors, (b) other than in the case of a stockholder-requested meeting, and provided that one or more directors are to be elected at such other meeting, by any Record Stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 7(5) of Article I, who shall be entitled to vote at the meeting and who, unless (and in such case, solely to the extent) otherwise provided in the Stockholders Agreement, delivers a written notice to the Secretary setting forth the information set forth in clauses a. and c. of Section 7(3) of Article I or (c) in the case of a stockholder-requested meeting, by any Record Stockholder pursuant to Section 2 of Article I. In the event the Corporation calls a special meeting of stockholders (other than a stockholder-requested special meeting) for the purpose of electing one or more directors to the Board of Directors, any Record Stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting only if such Record Stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Record Stockholder’s notice as described herein. The number of nominees a Record Stockholder may nominate for election at the special meeting (or in the case of a Record Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Record Stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. Notwithstanding any other provision of these Bylaws, in the case of a special meeting called at the request of one or more stockholders, no stockholder may nominate a person for election to the Board of Directors or propose any business to be considered at a meeting, except pursuant to a written request to call a special meeting pursuant to Section 2 of Article I that identifies the nominees for election and business to be considered at the special meeting and that meets the requirements of these Bylaws.

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(6)           For purposes of this Section 7 of Article I, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed with or furnished to, the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act, and (ii) “close of business” shall mean 5:00 p.m. Eastern Time on any calendar day.

(7)           Notwithstanding the foregoing provisions of this Section 7 of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 7 of Article I. Nothing in this Section 7 of Article I shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

Section 8.               Stock List.

The Corporation shall, no later than the tenth day before each meeting of stockholders, prepare a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date in the manner provided by law.

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Section 9.               Delivery to the Corporation.

Whenever this Article I requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, statement or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

Article II – BOARD OF DIRECTORS

Section 1.               Number, Election and Term of Directors.

Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), the number of directors shall be fixed from time to time exclusively by the Board of Directors. Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders unless so required by the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 2.               Newly Created Directorships and Vacancies.

Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.               Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 4.               Special Meetings.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or by a majority of the directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telephone or by electronic transmission of the same not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

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Section 5.               Quorum.

The greater of a majority of the directors then in office or 1/3 of the authorized number of directors shall constitute a quorum for all purposes at any meeting of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.               Remote Participation in Meetings.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7.               Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and, except as otherwise expressly required by law, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and any such consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After such an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 8.               Compensation of Directors.

Unless otherwise restricted by the Certificate, the Board of Directors shall have the authority to fix the compensation of the directors.

Article III - COMMITTEES

Section 1.               Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and authority as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

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Section 2.               Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Unless otherwise provided in the resolution of the Board of Directors creating a committee, a majority of the directors then serving on such committee shall constitute a quorum; and all matters shall be determined by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and any such consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After such action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Article IV - OFFICERS

Section 1.              Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer, and a Secretary. The Board of Directors may also elect to appoint any number of Managing Directors, Vice Presidents, Assistant Secretaries, Assistant Treasurers and any other officers as determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2.              The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers.

Section 3.              The Board of Directors may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.              The salaries of all officers of the Corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose.

Section 5.              Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders following the officer’s election and until the officer’s successor is elected and qualified or until the officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.              The Chief Executive Officer, subject to the overall direction and supervision of the Board of Directors and committees thereof, shall be in general charge of the affairs of the Corporation, and shall consult and advise with the Board of Directors and committees thereof on the business and the affairs of the Corporation. The Chief Executive Officer shall have the power to make and execute contracts and other instruments, including powers of attorney, on behalf of the Corporation and to delegate such power to others.

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Section 7.              The Chief Executive Officer, any Managing Director or any Vice President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 8.              In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, a Managing Director or Vice-President, if any, (or in the event there be more than one Managing Director or Vice President, the Managing Directors or Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Managing Directors and Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.              The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he/she shall be. He/she shall have custody of the corporate seal of the Corporation and he/she, or an assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 10.          The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his/her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11.            The Chief Financial Officer shall be the chief financial officer and treasurer of the Corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he/she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the Corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his/her control belonging to the Corporation.

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Section 12.            The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Chief Financial Officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 13.            Action with Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equityholders of or with respect to any action of stockholders or equityholders of any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

Article V - STOCK

Section 1.               Certificates of Stock.

The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the Chief Financial Officer, any Managing Director, the Secretary, or an Assistant Treasurer or Assistant Secretary certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2.               Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

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Section 3.               Record Date.

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 of Article V at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4.               Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.               Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

Article VI – WAIVERS OF NOTICE

A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

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Article VII - MISCELLANEOUS

Section 1.               Document Form; Signature; Delivery.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, without limiting the manner in which any act or transaction may be documented, or the manner in which a document may be signed or delivered, and except as otherwise provided in Article 1, Section 9 of these Bylaws or otherwise prohibited by applicable law, (1) any act or transaction contemplated or governed by the DGCL or the Certificate of Incorporation may be provided for in a document (as defined in Section 116 of the DGCL), and an electronic transmission shall be deemed the equivalent of a written document, and (2) and a document may be signed or delivered in any method contemplated by Section 116 of the DGCL.

Section 2.               Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and, to the extent permitted by law, each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member or officer reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.               Fiscal Year.

The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 4.               Time Periods.

In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Article VIII - FORUM SELECTION

Section 1.              Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim that is based upon a violation of a duty by a current or former director, officer, employee or stockholder of the Corporation in such capacity, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery, (iv) any action asserting a claim governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be the Court of Chancery of the State of Delaware (or, if such court does not have, or declines to accept, jurisdiction, the United States District Court for the District of Delaware).

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Section 2.              Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America.

Section 3.             Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

Article IX- Corporate Opportunities

To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to any of the Identified Persons (as defined below), including any director or officer of the Corporation who is also an Identified Person or an agent, stockholder, member, partner, director, officer, employee, affiliate or subsidiary of an Identified Person, even if the business opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Identified Person shall have any duty to communicate or offer any such business opportunity to the Corporation or be liable to the Corporation or any of its subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, for failing to communicate or offer any such business opportunity to the corporation. The Corporation waives any claim that any such business opportunity constitutes a corporate opportunity that should be presented to the Corporation and shall indemnify, defend and hold harmless each Identified Person against any claim that such Identified Person is liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that such Identified Person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another Person (as defined below), or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the foregoing, the Corporation does not renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that is expressly offered to a director or officer of the Corporation in writing solely in his or her capacity as a director or officer of the Corporation. “Identified Person” means (a) Carlson Capital, L.P. and its Affiliates and (b) any member of the Board of Directors who is not an employee of the Corporation or any entity controlled by the Corporation, and his or her respective Affiliates. “Affiliate” of any Person means any principal, member, director, partner, stockholder, officer, employee or other representative of such Person or any Person that, directly or indirectly, is controlled by such Person, controls such Person or is under common control with such Person (other than the Corporation and any entity that is controlled by the Corporation). “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or other entity.

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